EXHIBIT 99.1

Pernix Therapeutics Announces Agreement to Acquire Great Southern Laboratories

Enhances the Company’s Capabilities to Develop and Market Branded, Generic and OTC Products

THE WOODLANDS, TEXAS, July 2, 2012 – Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) (NYSE MKT:  PTX), a specialty pharmaceutical company, today announced that it has entered into a definitive agreement to acquire Great Southern Laboratories, a privately-held pharmaceutical contract manufacturing company located in Houston, Texas.  Under the terms of the agreement, Pernix will pay $4.9 million to acquire substantially all of the assets of Great Southern Laboratories and assume certain liabilities.   The assets include buildings and land located in Houston.  Pernix anticipates completing this transaction in July 2012.

Pernix expects this acquisition to improve the Company’s gross margins on currently- marketed generic products and to provide manufacturing capabilities for the development of its potential OTC and prescription products. Great Southern has an established pharmaceutical manufacturing facility with an existing base of customers in the pharmaceutical industry, which is expected to provide the Company with additional income and potential cost savings. Pernix is committed to continuing contract manufacturing for Great Southern’s current customers.

Cooper Collins, President and CEO of Pernix, said, “This acquisition of Great Southern is another important investment in the future growth of Pernix, which will enable us to develop products more rapidly and provide in-house product development expertise. We plan to utilize this facility to manufacture certain products currently marketed by Pernix, as well as future branded, generic and OTC products, as we continue to expand and diversify our product portfolio.”

Great Southern Laboratories, based in Houston, Texas, was established in 1980. For more than 30 years, the Company has manufactured liquids, tablets, capsules, ointments and creams for pharmaceutical companies. Great Southern Laboratories’ revenues for the fiscal year ended June 30, 2011 were approximately $12.0 million.

About Pernix Therapeutics Holdings, Inc.

Pernix Therapeutics Holdings, Inc. is a specialty pharmaceutical company primarily focused on the sales, marketing, and development of branded, generic and OTC pharmaceutical products. The Company manages a portfolio of branded and generic products. The Company’s branded products for the pediatrics market include CEDAX®, an antibiotic for middle ear infections, NATROBA™, a topical treatment for head lice marketed under an exclusive co-promotion agreement with ParaPRO, LLC, a family of prescription treatments for cough and cold (BROVEX®, ALDEX® and PEDIATEX®). The Company’s branded products for gastroenterology include OMECLAMOX-PAK®, a 10-day treatment for H. pylori infection and duodenal ulcer disease, and REZYST™, a probiotic blend to promote dietary management. The Company promotes its branded pediatric and gastroenterology products through its sales force. Pernix markets its generic products through its wholly-owned subsidiary, Macoven Pharmaceuticals. A product candidate utilizing cough-related intellectual property is in development for the U.S. OTC market. Founded in 1996, the Company is based in The Woodlands, TX.

Additional information about Pernix is available on the Company’s website located at www.pernixtx.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the completion of the transaction described above.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. No assurances can be given that the Company will be able to complete the transaction when anticipated or at all nor does the Company provide any assurances regarding its future performance. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking